Exhibit 10.3

BASIC ENERGY SERVICES, INC.
Management Incentive Plan

Phantom Share Award Agreement

Participant: <<First Name>> <<Last Name>>
This Phantom Share Award Agreement (this “Agreement”) is made by and between Basic Energy Services, Inc., a Delaware corporation (the “Company”), and [•] (the “Participant”), effective as of [•] (the “Date of Grant”).
RECITALS

WHEREAS, the Company has adopted the Basic Energy Services, Inc. Management Incentive Plan (as the same may be amended from time to time, the “Plan”), which Plan is incorporated herein by reference and made a part of this Agreement, and capitalized terms not otherwise defined in this Agreement shall have the meanings ascribed to those terms in the Plan; and
WHEREAS, the Committee has authorized and approved the grant of an Award to the Participant that will provide the Participant the opportunity to receive shares of Common Stock or cash upon the settlement of stock units on the terms and conditions set forth in the Plan and this Agreement (“Phantom Shares”).
NOW THEREFORE, in consideration of the premises and mutual covenants set forth in this Agreement, the parties agree as follows:

1.
Grant of Phantom Share Award. The Company hereby grants to the Participant [•] Phantom Shares, on the terms and conditions set forth in the Plan and this Agreement, subject to adjustment as set forth in the Plan.

2.	Vesting of Phantom Shares. Subject to the terms and conditions set forth in the Plan and this Agreement, the Phantom Shares shall vest as follows:

(a)
General. Except as otherwise provided in this Section 2, the Phantom Shares shall vest according to the following schedule, subject to the Participant’s continued Service through each applicable vesting date:

March 15, 2017 - [•] Phantom Shares
March 15, 2018 - [•] Phantom Shares
March 15, 2019 - [•] Phantom Shares

(b)
Termination without Cause; Resignation for Good Reason. If the Participant’s Service is terminated either (i) by the Company without Cause or (ii) the Participant resigns from Service for Good Reason (as defined below) within 12 months following a Change in Control, any portion of the then unvested Phantom Shares shall vest on such termination or resignation date. For purposes of this Agreement, “Good Reason” shall have the meaning ascribed to such term in the Participant’s employment agreement with the Company as in effect on the Date of Grant or if the Participant is not subject to an employment agreement or “Good Reason” is not defined therein, then “Good Reason” shall mean (i) a material reduction in the Participant’s base salary and annual target bonus opportunity (excluding Awards under the Plan or other stock-based compensation) paid by the Company immediately prior to the material reduction thereof giving rise to Good Reason; (ii) a material reduction in benefits comparable in the aggregate to those enjoyed by the Participant under the Company’s retirement, life insurance, medical, dental, health, accident and disability plans in which the Participant was participating immediately prior to the material reduction thereof giving rise to Good Reason; (iii) a relocation of more than fifty (50) miles of the Participant’s principal office with the Company or its successor; (iv) a material diminution in the Participant’s title, authority or duties; or (v) a failure of any successor/surviving company to adopt this Agreement. Notwithstanding the foregoing definition of “Good Reason,” the Participant cannot terminate his or her Service hereunder for Good Reason unless he or she (i) first notifies the Company in writing of the event (or events) which the Participant believes constitutes a Good Reason event within 120 days from the date of such event, and (ii) provides the Company with at least 30 days to cure such Good Reason event and the Company fails to cure within such period. For the avoidance of doubt, the consummation of a Change in Control shall not in and of itself constitute Good Reason.

(c)	Disability; Death. All unvested Phantom Shares shall fully vest upon the Participant’s Disability or death, subject to continued Service through such date.

(d)
Forfeiture. Any unvested Phantom Shares will be forfeited immediately, automatically and without consideration upon a termination of the Participant’s Service for any reason (other than as set forth in Section 2(b) and (c) above).

3.
Dividend Equivalent Rights. Each Phantom Share is granted together with dividend equivalent rights, which dividend equivalent rights may be accumulated and deemed reinvested in additional Phantom Shares or may be accumulated in cash, as determined by the Committee in its discretion. Any payments made pursuant to dividend equivalent rights will be paid on the date of settlement as set forth in Section 4 below.

4.	Payment

(a)	Settlement. Promptly following the vesting date of the Phantom Shares (but no later than 30 days following such vesting date), the Company shall deliver to the

Participant (or Participant’s legal representatives of the estate of Participant): a cash payment equal to the Fair Market Value on the applicable vesting date of a number of shares of Common Stock equal to the aggregate number of Phantom Shares that vest as of such date, provided the cash payment of each Phantom Share shall not exceed $55.00 per Phantom Share.

(b)
Withholding Requirements. The Company shall have the power and the right to deduct or withhold automatically from any cash deliverable under this Agreement, or to require the Participant or the Participant’s representative to remit to the Company, the amount necessary to satisfy federal, state and local taxes required by law or regulation to be withheld with respect to any taxable event arising as a result of this Agreement. The Company shall deduct or withhold automatically from the cash deliverable to the Participant under this Agreement, or require the Participant or the Participant’s representative to remit to the Company, in each case, the applicable withholding taxes.

5.
Adjustment of Shares of Common Stock. In the event of any change with respect to the outstanding shares of Common Stock contemplated by Section 4.4 of the Plan, the Phantom Shares may be adjusted in accordance with Section 4.4 of the Plan.

6.	[Intentionally Omitted.] Note to Draft: Restricted Covenant omitted, as all 2017 awards are being issued only to non-executive officers.

7.	Miscellaneous Provisions

(a)
Rights of a Shareholder of the Company. Neither the Participant nor the Participant’s representative will have any rights as a shareholder of the Company with respect to any shares of Common Stock underlying the Phantom Shares.

(b)
No Right to Continued Service. Nothing in this Agreement or the Plan confers upon the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Subsidiary employing or retaining the Participant) or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without Cause.

(c)
Notification. Any notification required by the terms of this Agreement will be given by the Participant (i) in writing addressed to the Company at its principal executive office and will be deemed effective upon actual receipt when delivered by personal delivery or by registered or certified mail, with postage and fees prepaid, or (ii) by electronic transmission to the Company’s e-mail address of the Company’s Vice President of Human Resources and will be deemed effective upon actual receipt.

Any notification required by the terms of this Agreement will be given by the Company (x) in writing addressed to the address that the Participant most recently provided to the Company and will be deemed effective upon personal delivery or within three (3) days of deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid, or (y) by facsimile or electronic transmission to the Participant’s primary work fax number or e-mail address (as applicable) and will be deemed effective upon confirmation of receipt by the sender of such transmission.

(d)
Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties hereto with regard to the subject matter of this Agreement. This Agreement and the Plan supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) that relate to the subject matter of this Agreement.

(e)	Waiver. No waiver of any breach or condition of this Agreement will be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.

(f)
Successors and Assigns. The provisions of this Agreement will inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Participant, the Participant’s executor, personal representative(s), distributees, administrator, permitted transferees, permitted assignees, beneficiaries, and legatee(s), as applicable, whether or not any such person will have become a party to this Agreement and have agreed in writing to be joined herein and be bound by the terms hereof.

(g)
Severability. The provisions of this Agreement are severable, and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, then the remaining provisions will nevertheless be binding and enforceable.

(h)	Amendment. Except as otherwise provided in the Plan, this Agreement will not be amended unless the amendment is agreed to in writing by both the Participant and the Company.

(i)
Choice of Law; Jurisdiction. This Agreement and all claims, causes of action or proceedings (whether in contract, in tort, at law or otherwise) that may be based upon, arise out of or relate to this Agreement will be governed by the internal laws of the State of Delaware, excluding any conflicts or choice-of-law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

(j)
Signature in Counterparts. This Agreement may be signed in counterparts, manually or electronically, each of which will be an original, with the same effect as if the signatures to each were upon the same instrument.

(k)
Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to any Awards granted under the Plan by electronic means or to request the Participant’s consent to participate in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company, if applicable. Such on-line or electronic system shall satisfy notification requirements discussed in Section 7(c).

(l)
Acceptance. The Participant hereby acknowledges receipt of a copy of the Plan and this Agreement. The Participant has read and understands the terms and provisions of the Plan and this Agreement, and accepts the Phantom Shares subject to all of the terms and conditions of the Plan and this Agreement. In the event of a conflict between any term or provision contained in this Agreement and a term or provision of the Plan, the applicable term and provision of the Plan will govern and prevail.

[Signature page follows.]

IN WITNESS WHEREOF, the Company and the Participant have executed this Phantom Share Award Agreement as of the dates set forth below.
PARTICIPANT                    BASIC ENERGY SERVICES, INC.

Signature:                         By:
Print Name:                         Title:
Date:                             Date:

IN WITNESS WHEREOF, the Company and the Participant have executed this Phantom Share Award Agreement as of the dates set forth below.
PARTICIPANT                    BASIC ENERGY SERVICES, INC.

Signature:                         By:
Print Name:                         Title:
Date:                             Date: